SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 6, 2015

Capstead Mortgage Corporation
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-08896 (Commission File Number)	75-2027937 (I.R.S. Employer Identification Number)

8401 North Central Expressway Suite 800 Dallas, Texas (Address of principal executive offices)	75225 (Zip Code)

Registrant’s telephone number, including area code: (214) 874-2323

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Reference is hereby made to the registration statement of Capstead Mortgage Corporation (the “Company”) on Form S-3/ASR (File No. 333-201611), which became effective on January 20, 2015 (the “Registration Statement”), pursuant to which the Company registered the sale of debt and equity securities in accordance with the provisions of the Securities Act of 1933, as amended.  Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(5) on March 6, 2015 with respect to 15,000,000 shares of the Company’s Common Stock to be sold pursuant to the Sales Agreement between the Company and IFS Securities, Inc. (dba Brinson Patrick, a division of IFS Securities, Inc.), dated January 23, 2015 (the “Sales Agreement”).

On March 6, 2015, Hogan Lovells US LLP issued its opinion with respect to the legality of the issuance and sale by the Company of an additional 15,000,000 shares of the Company’s Common Stock to be sold pursuant to the Sales Agreement.  A copy of this opinion is filed as an exhibit to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP, dated March 6, 2015, with respect to the legality of the shares of Common Stock being issued.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 6, 2015

CAPSTEAD MORTGAGE CORPORATION

By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary